Exhibit 8.1

List of Principal Subsidiaries and Affiliated Variable Interest Entities of Linktone Ltd. as of December 31, 2010

Name of Subsidiary	Note	Jurisdiction of Incorporation
Brilliant Concept Investments Ltd.		British Virgin Islands
Noveltech Enterprises Limited		Hong Kong SAR
Linktone Media Limited		Hong Kong SAR
Ojava Overseas Ltd.		British Virgin Islands
Linktone International Limited		United Arab Emirates
Wang You Digital Technology Co., Ltd.	(1)	People’s Republic of China
Shanghai Linktone Consulting Co., Ltd.	(2)	People’s Republic of China
Shanghai Huitong Information Co., Ltd.	(2)	People’s Republic of China
Shanghai Linktone Internet Technology Co., Ltd.	(2)	People’s Republic of China
Shanghai Xintong Information Technology Co., Ltd.	(2)	People’s Republic of China
Shanghai Linktone Software Co., Ltd.	(3)	People’s Republic of China
Beijing Ruida Internet Technology Co., Ltd.	(4)	People’s Republic of China
InnoForm Media Pte Ltd	(5)	Republic of Singapore
InnoForm Media (HK) Limited	(6)	Hong Kong SAR
InnoForm Media (Taiwan) Co. Limited	(6)	Taiwan
InnoForm Media (M) Sdn Bhd	(6)	Malaysia
InnoForm Entertainment Pte Ltd	(6)	Republic of Singapore
InnoForm Digital Media Pte Ltd	(6)	Republic of Singapore
Alliance Entertainment Singapore Pte Ltd	(6)	Republic of Singapore
GLD Investments Pte Ltd	(6)	Republic of Singapore
PT Linktone Indonesia	(5)	Republic of Indonesia

Name of Affiliated Variable Interest Entity		Jurisdiction of Incorporation
Shanghai Weilan Computer Co., Ltd.	(7)	People’s Republic of China
Shanghai Unilink Computer Co., Ltd.	(7)	People’s Republic of China
Shenzhen Yuan Hang Technology Co., Ltd.	(7)	People’s Republic of China
Beijing Cosmos Digital Technology Co., Ltd.	(7)	People’s Republic of China
Hainan Zhong Tong Computer Network Co., Ltd.	(7)	People’s Republic of China
Beijing Lian Fei Wireless Communications Technology Co., Ltd.	(7)	People’s Republic of China
Shanghai Qimingxing E-commerce Co., Ltd.	(7)	People’s Republic of China
Beijing Ojava Wireless Information Technology Co., Ltd.	(7)	People’s Republic of China
Shanghai Ling Yu Cultural and Communication Ltd.	(7)	People’s Republic of China
Zhong Qing Wei Lian Cultural Communication Co., Ltd.	(7)	People’s Republic of China
Beijing Lian Yu Interactive Technology Development Co., Ltd.	(7)	People’s Republic of China
Shanghai Lang Yi Advertising Co., Ltd.	(7)	People’s Republic of China
Beijing Xian Feng Li Liang Media Co., Ltd.	(7)	People’s Republic of China
PT Cakrawala Alam Semesta	(7)	Republic of Indonesia
Letang Game Limited	(8)	People’s Republic of China

(1)	Indirectly, through our ownership in Brilliant Concept Investments Ltd.
(2)	Indirectly, through our ownership in Noveltech Enterprise Limited.
(3)	Indirectly through our ownership in Linktone Media Limited
(4)	Indirectly, through our ownership in Ojava Overseas Ltd.
(5)	Indirectly, through our ownership in Linktone International Limited
(6)	Subsidiaries of InnoForm Media Pte Ltd.
(7)	Controlled through contractual agreements and is 50% owned by each of two of the Company or MNC Group’s employees/ex- employees/our VIEs
(8)	50.01% owned by Shanghai Weilan Computer Co., Ltd.